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                                                                    Exhibit 10.1

                        HOLLYWOOD PARK OPERATING COMPANY
                      DIRECTORS DEFERRED COMPENSATION PLAN

      1.  Eligibility.  Each member of the Board of Directors of Hollywood Park
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Operating Company (the "Corporation") is eligible to participate in the Plan.

      2.  Participation.
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          (a) Time of Election. Six months prior to the beginning of a calendar
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year, commencing with calendar year 1993, each eligible Director may elect to participate in the Plan by directing that all or any part of the compensation (including fees payable for services as chairman or a member of a committee of the Board) which otherwise would have been payable currently for services rendered as a Director during such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the "Director's Account"). Any person who shall become a Director during any calendar year, and who was not a Director of the Corporation prior to the beginning of such calendar year, may elect, within 30 days after the Director's term begins, to defer payment of all or any part of the Director's compensation earned during the remainder of such calendar year and for succeeding calendar years; provided, however, that such election shall only be implemented six months after the date such election is filed with the Corporation pursuant to Section 2(b). Notwithstanding the foregoing, with respect to calendar year 1992, each eligible Director may elect within two weeks after the effective date of this Plan (as described in Paragraph 6, below) to defer the Director's Compensation for services rendered as a Director beginning six months after such election .

          (b)  Form and Duration of Election. An election to participate in the
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Plan shall be made by written notice signed by the Director and filed with the
Secretary of the Corporation. Such election shall specify the amount of the Director's compensation to be deferred and specify an allocation of the deferral between cash and stock as herein provided. Such election shall continue until the Director terminates such election by signed written notice filed with the Secretary of the Corporation. Any such termination shall become effective six months after notice is given and only with respect to fees payable for services rendered as a Director thereafter. Amounts credited to the Director's Account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

          If a Director participates in both this Plan and the Hollywood Park Realty Enterprises, Inc. Deferred Compensation Plan, such Director must make identical elections (including termination) under each plan.

          (c)  Renewal. A Director who has terminated his election to
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participate may thereafter file another election to participate for the calendar year subsequent to the filing of such election and succeeding calendar years, subject to Section 2(a) hereof.
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     3.  The Director's Account. All compensation which a Director has elected
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to defer under the Plan shall be credited, at the Director's election, to the
Director's Account as follows:

         (a) As of the date the Director's compensation would otherwise be payable, the Director's Account will be credited with an equivalent cash amount. The cash credited to the Director's Account shall be reduced by the amount of Paired Stock credited to the Director's Account pursuant to subparagraph (b).

         (b) As of the date the Director's compensation would otherwise be payable, there shall be credited to the Director's Account the number of full and fractional shares of the Corporation's Common Stock obtained by dividing the amount of the Director's compensation for the calendar quarter or month, as the case may be, which he elected to defer by the average of the closing price of a share of Paired Stock (as described below) on the NASDAQ National Market System on the last ten business days of the calendar quarter or month, as the case may be, for which such compensation is payable. Each share of Paired Stock consists of one share of the Corporation's Common Stock and one share of Hollywood Park Realty Enterprises, Inc.'s Common Stock.

         (c) At the end of each calendar quarter there shall be credited to the Director's Account the number of full and/or fractional shares of Paired Stock obtained by dividing the dividends which would have been paid on the shares credited to the Director's Account as of the dividend record date, if any, occurring during such calendar quarter if such shares had been shares of issued and outstanding Paired Stock on such date, by the closing price of the Paired Stock on the NASDAQ National Market System on the date such dividend(s) is paid. In the case of stock dividends, there shall be credited to the Director's Account the number of full and/or fractional shares of Paired Stock which would have been issued with respect to the shares credited to the Director's Account as of the dividend record date if such shares of Paired Stock had been shares of issued and outstanding Paired Stock on such date.

         (d) No fractional share interests credited to a Director's Account shall be distributed pursuant to Section 4 hereof. Instead, any fractional shares of Paired Stock remaining at the time the final distribution is made pursuant to paragraph 4 herein shall be converted into a cash credit by multiplying the number of fractional shares by the average of the closing price of the Paired Stock on the NASDAQ National Market System on the last ten business days prior to the date of the final distribution from the Director's Account.

         (e) Cash amounts credited to the Director's Account pursuant to subparagraph (a) above shall accrue interest commencing from the date the cash amounts are credited to the Director's Account at a rate per annum to be determined from time to time by the Board of Directors (the "Board"). Amounts credited to the Director's Account shall continue to accrue interest until distributed in accordance with the Plan.

         The Director shall not have any interest in the cash or Paired Stock credited to the Director's Account until distributed in accordance with the Plan.

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     4.  Distribution from Accounts.
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         (a)  Form of Election. At the time a Director makes a participation
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election pursuant to paragraphs 2(a) or 2(c), the Director shall also file with the Secretary of the Corporation a signed written election with respect to the distribution of the aggregate amount of cash and shares credited to the Director's Account pursuant to such participation election. A Director may elect to receive such amount in one lump-sum payment or in a number of approximately equal annual installments (provided the payout period does not exceed 15 years). The lump-sum payment or the first installment shall be paid as of the first business day of the calendar quarter immediately following the cessation of the Director's service as a Director of the Company. Subsequent installments shall be paid as of the first business day of each succeeding installment period until the entire amount credited to the Director's Account shall have been paid. A cash payment will be made with the final distribution for any fraction of a share in accordance with paragraph 3(d) hereof.

         (b)  Adjustment of Method of Distribution. A Director participating in
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the Plan may, prior to the beginning of any calendar year, file another written notice with the Secretary of the Corporation electing to change the date and/or method of distribution of the aggregate amount of cash and shares credited to the Director's Account for services rendered as a Director commencing with such calendar year. Amounts credited to the Director's Account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time such amounts were credited to the Director's Account.

     5.  Distribution on Death. If a Director should die before all amounts
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credited to the Director's Account shall have been paid in accordance with the election referred to in paragraph 4, the balance in such Account as of the date of the Director's death shall be paid promptly following the Director's death to the beneficiary designated in writing by the Director. Such balance shall be paid to the estate of the Director if (a) no such designation has been made or
(b) the designated beneficiary shall have predeceased the Director and no further designation has been made.

     6.  Effective Date. This Plan shall not become effective until approved by
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the affirmative vote of the holders of a majority of the Corporation's Common
Stock present in person or represented by proxy at the Corporation's 1990 Annual Meeting of Stockholders or such earlier date as is permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     7.  Shares Issuable. The maximum number of shares of Paired Stock which may
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be issued pursuant to this Plan is 100,000.

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     8.  Limitation on Distributions. Notwithstanding anything to the contrary
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in this Plan, the maximum amount of shares of Paired Stock which can be issued pursuant to this Plan and the Hollywood Park Realty Enterprises, Inc. Deferred Compensation Plan in any fiscal year is one percent (1%) of the outstanding number of shares of Paired Stock at the beginning of such fiscal year, except to the extent that a greater distribution is authorized by the Board (as defined below). If distributions would exceed this amount, distributions to each Director shall be reduced on a pro rata basis. Shares of Paired Stock not distributed in any fiscal year because of this Section 8 shall be distributed as soon as possible in the next fiscal year, within the limits of this Section 8.

     9.  Miscellaneous.
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         (a)  The right of a Director to receive any amount in the Director's
Account shall not be transferable or assignable by the Director, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and no part of such amount shall be subject to attachment or other legal process.

         (b) The Corporation shall not be required to reserve or otherwise set aside funds or shares of Paired Stock for the payment of its obligations hereunder. The Corporation shall make available as and when required a sufficient number of shares of Paired Stock to meet the needs of the Plan, either by the issuance of new shares of Paired Stock or the purchase of shares of Paired Stock on the open market or through private purchases, as the Corporation may determine.

         (c) The establishment and maintenance of, or allocation and credits to the Director's Account shall not vest in the Director or his beneficiary any right, title or interest in and to any specific assets of the Corporation. A Director shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in paragraph 3 with respect to dividends and as provided in subparagraph (g) below) until the shares credited to a Director's Account are distributed. The rights of a Director to receive payments under this Plan shall be no greater than the right of an unsecured general creditor of this Corporation.

         (d) The Plan shall be administered by the Board. The Board shall have the power to interpret provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations it deems necessary or advisable to administer the Plan with all such determinations being final and binding; provided, however, that the Board will not have the power to take any action relating to eligibility for participation in the Plan or the number of shares of Common Stock to be issued to each participating Director.

         (e) The Board may at any time terminate the Plan or amend the Plan in any manner it deems advisable and in the best interests of the Corporation; provided, however, that (i) no amendment or termination shall impair the rights of a Director with respect to amounts then credited to the Director's Account,
(ii) no amendment shall accelerate any payments or distributions under the Plan (except with regard to bona fide
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financial hardships), (iii) no amendment may be made which would cause the Plan to fail to satisfy the requirements of Rule 16b-3 promulgated under the or any successor rule or regulation, and (iv) if this Plan is deemed to be a "Grant and Award Plan" under Rule 16b-3(c) promulgated under the Exchange Act, the provisions of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         (f) Each Director participating in the Plan will receive an annual statement indicating the amount of cash and number of shares credited to the Director's Account as of the end of the preceding calendar year.

         (g) If adjustments are made to outstanding shares of Paired Stock, or if outstanding shares of Paired Stock are converted into or exchanged for, other securities or property, as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, consolidations and the like (including the unpairing of the Paired Stock), an appropriate adjustment (as determined in good faith by the Board) will also be made in the number and kind of shares or property credited to the Director's Account so that when distributions are made pursuant to this Plan, the Director will receive the number and kind of securities or property to which a holder of Paired Stock would have been entitled upon such event.

         In addition, if outstanding shares of Paired Stock are converted into or exchanged for another security (the "New Security"), all references to "Paired Stock" in this Plan shall be deemed to be references to the New Security.

    10.  No Accrual Following Proposed Merger.  If the merger (the "Merger")
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pursuant to which the Corporation will become a wholly-owned subsidiary of
Hollywood Park Realty Enterprises, Inc. ("Realty") becomes effective (whether approved by the stockholders at the 1990 Annual Meetings of Stockholders of the Corporation and Realty, respectively, or by other stockholder action), then no Director of the Corporation may defer any future compensation pursuant to this Plan subsequent to the effective date of the Merger. This Plan will remain in effect, however, with respect to compensation deferred by any Director prior to the effective date of the Merger.

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